Exhibit 99.1
Copano Energy
Copano Energy to Participate in the RBC Capital Markets MLP Conference
HOUSTON, Nov. 14 /PRNewswire-FirstCall/ — Copano Energy, L.L.C. (Nasdaq: CPNO) announced today that John Eckel, its Chairman and Chief Executive Officer, will participate in a credit panel discussion at the RBC Capital Markets MLP Conference, to be held November 20 — 21, 2008 at the Four Seasons Resort and Club in Irving, Texas.
The panel discussion will be webcast live on Thursday, November 20, 2008 at 1:35 p.m. Central Time (2:35 p.m. Eastern Time) and is expected to last approximately 45 minutes. To listen to a live audio webcast, visit the Company’s website at http://www.copanoenergy.com under “Investor Relations — Event Calendar.” A replay will be archived on the website shortly after the panel discussion concludes.
Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.
Contacts: Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547
Jack Lascar / jlascar@drg-e.com
Anne Pearson / apearson@drg-e.com
DRG&E / 713-529-6600
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